News Release
Investor Contact: Jeffrey Geyer, Jeffrey.Geyer@molinahealthcare.com, 305-317-3012
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports Fourth Quarter and Year-End 2024 Financial Results
Introduces Full Year 2025 Revenue and Earnings Guidance

Long Beach, Calif, February 5, 2025 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported fourth quarter 2024 GAAP earnings per diluted share of $4.44 and adjusted earnings per diluted share of $5.05. The Company also reported full year 2024 GAAP earnings per diluted share of $20.42 and adjusted earnings per diluted share of $22.65. Financial results are summarized below:

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023

(In millions, except per-share results)
Premium Revenue	$9,983	$8,362	$38,627	$32,529
Total Revenue	$10,499	$9,048	$40,650	$34,072

GAAP:
Net Income	$251	$216	$1,179	$1,091
EPS – Diluted	$4.44	$3.70	$20.42	$18.77
Medical Care Ratio (MCR)	90.2%	89.1%	89.1%	88.1%
G&A Ratio	6.3%	7.1%	6.7%	7.2%
After-tax Margin	2.4%	2.4%	2.9%	3.2%

Adjusted:
Net Income	$286	$255	$1,308	$1,213
EPS – Diluted	$5.05	$4.38	$22.65	$20.88
G&A Ratio	6.3%	7.0%	6.7%	7.2%
After-tax Margin	2.7%	2.8%	3.2%	3.6%

See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Full Year Highlights
•As of December 31, 2024, the Company served approximately 5.5 million members.
•Premium revenue was approximately $38.6 billion for the full year 2024, an increase of 19% year over year.
•GAAP net income was $20.42 per diluted share for the full year 2024, an increase of 9% year over year.
•Adjusted net income was $22.65 per diluted share for the full year 2024, an increase of 8% year over year.
•The Company issued its full year 2025 earnings guidance with expected premium revenue of approximately $42 billion and adjusted earnings of at least $24.50 per diluted share, which includes approximately $1.00 per diluted share of implementation costs for recent
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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2024 Financial Results

February 5, 2025
Medicaid and Medicare Duals contract wins scheduled to commence in 2026 and yields approximately 13% growth over 2024.
•New store embedded earnings is now at $7.75 per diluted share and reflects recent Medicaid and Medicare Duals contract wins.
“I am very pleased our 2024 revenue growth exceeded our long-term targets and we produced consolidated pre-tax margins within our long-term target range,” said Joseph Zubretsky, President and Chief Executive Officer. “Our earnings growth profile is solid heading into 2025, and we continue to execute on the long-term growth opportunities within all of our businesses. We remain confident in our ability to achieve our long-term financial targets.”

Premium Revenue
Premium revenue was approximately $38.6 billion for the full year 2024, an increase of 19% year over year. The higher premium revenue reflects new contract wins, acquisitions, and growth in our current footprint, partially offset by the impact of Medicaid redeterminations.

Net Income
GAAP net income for the full year 2024 was $20.42 per diluted share, an increase of 9% year over year. Adjusted net income for the full year 2024 was $22.65 per diluted share, an increase of 8% year over year.

Medical Care Ratio (MCR)
•The consolidated MCR for the full year 2024 was 89.1% and reflects continued focus on managing medical costs and a well-balanced portfolio of businesses.
•The Medicaid MCR for the full year 2024 was 90.3%. Within that result, approximately 30 basis points were due to Medicaid “new store” plans, which have continued to improve in line with the Company’s expectations, and approximately 20 basis points were due to a premium rate reduction retroactive to 2023. Excluding the new stores and retroactive premium adjustment, the Medicaid MCR was approximately 89.8%, which is higher than the Company’s long-term expectations and primarily due to the impact of redetermination-related acuity shifts and higher utilization that occurred during the second half of 2024.
•The Medicare MCR for the full year 2024 was 89.1%, which primarily reflects higher-than-expected utilization, partially offset by benefit adjustments implemented for 2024.
•The Marketplace MCR for the full year 2024 was 75.4%, better than the Company’s expectations, reflecting strong operating performance.

General and Administrative Expense Ratio
The G&A ratio and the adjusted G&A ratio for the full year 2024 were both 6.7%, reflecting disciplined cost management, operating leverage, and several one-time items.

Balance Sheet
Cash and investments at the parent company were $445 million as of December 31, 2024 compared to $742 million as of December 31, 2023. The Company purchased approximately 1.7 million shares for $500 million in the fourth quarter of 2024.
Days in claims payable at December 31, 2024 was 48.

Cash Flow
Operating cash flow for the year ended December 31, 2024 was $644 million, compared to $1,662 million for the year ended December 31, 2023. The decrease in cash flow year-over-year was primarily driven by the net impact of timing differences in government receivables and payables, specifically risk corridor settlements and accruals.
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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2024 Financial Results

February 5, 2025

2025 Guidance
Premium revenue for the full year is expected to be approximately $42 billion, an increase of approximately 9% from the full year 2024.
The Company expects its full year GAAP earnings per share in 2025 to be at least $22.50 per share and its full year adjusted earnings per share in 2025 to be at least $24.50 per share, representing 8% growth over the full year 2024. This increase primarily reflects growth in the Company’s legacy footprint and continued realization of new store embedded earnings, partially offset by approximately $1.00 per diluted share of expected implementation costs in 2025 for recent Medicaid and Medicare Duals contract wins, and yields approximately 13% growth over 2024.
Guidance metrics are summarized below:

Full Year 2025 Guidance
Premium Revenue	$42.0B
Total Revenue	$44.0B
GAAP Net Income	$1,251M
Adjusted Net Income	$1,362M
GAAP EPS – Diluted	>$22.50
Adjusted EPS – Diluted	>$24.50
Diluted weighted average shares	55.6M

Year End Total Membership	5.9M
Medicaid	5.0M
Medicare	250K
Marketplace	580K

MCR	88.7%
GAAP G&A Ratio	7.2%
Adjusted G&A Ratio	7.0%
Effective Tax Rate	25.3%
GAAP After-tax Margin	2.8%
Adjusted After-tax Margin	3.1%

See the Reconciliations of Unaudited Non-GAAP Financial Measures at the end of this release.

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s fourth quarter and year ended December 31, 2024 results at 8:00 a.m. Eastern Time on Thursday, February 6, 2025. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 6464707. A telephonic replay of the conference call will be available through Thursday, February 13, 2025, by dialing (877) 344-7529 and entering confirmation number 2353454. A live audio broadcast of this conference call will be available on Molina Healthcare’s investor relations website, investors.molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements. The Company intends such forward-looking statements to be covered under the
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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2024 Financial Results

February 5, 2025
safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions, and all statements other than statements of historical fact contained in this earnings release and the Company’s accompanying oral remarks may be forward-looking statements. In some cases, you can identify forward-looking statements by words such as “guidance,” “future,” “anticipates,” “believes,” “embedded,” “estimates,” “expects,” “growth,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” or the negative of these terms or other similar expressions. Forward-looking statements contained in this earnings release include, but are not limited to, statements regarding the Company’s 2025 guidance, expectations with respect to continued realization of embedded earnings and underlying organic growth, and our management’s plans and objectives for future operations and business strategy.
Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2023, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC, including its Quarterly Reports on Form 10-Q for the periods ended March 31, 2024, June 30, 2024, and September 30, 2024, which are on file with the SEC, and its Annual Report on Form 10-K for the year ended December 31, 2024, to be filed with the SEC.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of February 5, 2025, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2024 Financial Results

February 5, 2025
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$9,983	$8,362	$38,627	$32,529
Premium tax revenue	383	552	1,486	1,069
Investment income	111	114	452	394
Other revenue	22	20	85	80
Total revenue	10,499	9,048	40,650	34,072
Operating expenses:
Medical care costs	9,003	7,454	34,428	28,669
General and administrative expenses	665	645	2,743	2,462
Premium tax expenses	383	552	1,486	1,069
Depreciation and amortization	48	43	186	171
Other	20	38	100	128
Total operating expenses	10,119	8,732	38,943	32,499
Operating income	380	316	1,707	1,573
Interest expense	34	27	118	109
Income before income tax expense	346	289	1,589	1,464
Income tax expense	95	73	410	373
Net income	$251	$216	$1,179	$1,091

Net income per share – Diluted	$4.44	$3.70	$20.42	$18.77

Diluted weighted average shares outstanding	56.5	58.2	57.7	58.1

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2024 Financial Results

February 5, 2025
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2024	2023
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,662	$4,848
Investments	4,325	4,259
Receivables	3,299	3,104
Prepaid expenses and other current assets	487	331
Total current assets	12,773	12,542
Property, equipment, and capitalized software, net	288	270
Goodwill and intangible assets, net	1,938	1,449
Restricted investments	286	261
Deferred income taxes, net	207	227
Other assets	138	143
Total assets	$15,630	$14,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$4,640	$4,204
Amounts due government agencies	1,874	2,294
Accounts payable, accrued liabilities and other	1,331	1,252
Deferred revenue	51	418
Total current liabilities	7,896	8,168
Long-term debt	2,923	2,180
Finance lease liabilities	195	205
Other long-term liabilities	120	124
Total liabilities	11,134	10,677
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 56 million shares at December 31, 2024, and 58 million at December 31, 2023	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	462	410
Accumulated other comprehensive loss	(57)	(82)
Retained earnings	4,091	3,887
Total stockholders’ equity	4,496	4,215
Total liabilities and stockholders’ equity	$15,630	$14,892

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2024 Financial Results

February 5, 2025
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2024	2023

	(In millions)
Operating activities:
Net income	$1,179	$1,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	186	171
Deferred income taxes	53	(31)
Share-based compensation	116	115
Other, net	8	2
Changes in operating assets and liabilities:
Receivables	(78)	(778)
Prepaid expenses and other current assets	(57)	(69)
Medical claims and benefits payable	(40)	580
Amounts due government agencies	(453)	196
Accounts payable, accrued liabilities and other	115	328
Deferred revenue	(367)	59
Income taxes	(18)	(2)
Net cash provided by operating activities	644	1,662
Investing activities:
Purchases of investments	(1,132)	(1,433)
Proceeds from sales and maturities of investments	1,111	772
Net cash paid in business combinations	(344)	(3)
Purchases of property, equipment, and capitalized software	(100)	(84)
Other, net	1	4
Net cash used in investing activities	(464)	(744)
Financing activities:
Common stock purchases	(1,000)	—
Proceeds from senior notes offering, net of issuance costs	740	—
Proceeds from borrowings under credit facility	300	—
Repayment of credit facility	(300)	—
Common stock withheld to settle employee tax obligations	(57)	(60)
Other, net	(30)	2
Net cash used in financing activities	(347)	(58)
Net (decrease) increase in cash, cash equivalents, and restricted cash and cash equivalents	(167)	860
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,908	4,048
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,741	$4,908

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2024 Financial Results

February 5, 2025
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	December 31,
	2024	2023
Ending Membership by Segment:
Medicaid	4,890,000	4,542,000
Medicare	242,000	172,000
Marketplace	403,000	281,000
Total	5,535,000	4,995,000

	Three Months Ended December 31,
	2024			2023
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$8,041	$791	90.2%	$6,782	$731	89.2%
Medicare	1,292	81	93.8	1,057	71	93.3
Marketplace	650	108	83.3	523	106	79.8
Consolidated	$9,983	$980	90.2%	$8,362	$908	89.1%

	Year Ended December 31,
	2024			2023
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$30,579	$2,979	90.3%	$26,327	$2,973	88.7%
Medicare	5,542	603	89.1	4,179	388	90.7
Marketplace	2,506	617	75.4	2,023	499	75.3
Consolidated	$38,627	$4,199	89.1%	$32,529	$3,860	88.1%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2024 Financial Results

February 5, 2025
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Year Ended
	December 31,
	2024	2023

	Unaudited
Medical claims and benefits payable, beginning balance	$4,204	$3,528
Components of medical care costs related to:
Current year	35,103	29,096
Prior year	(675)	(427)
Total medical care costs	34,428	28,669
Payments for medical care costs related to:
Current year	31,060	25,615
Prior year	3,239	2,734
Total paid	34,299	28,349
Acquired balances, net of post-acquisition adjustments	476	96
Change in non-risk and other payables	(169)	260
Medical claims and benefits payable, ending balance	$4,640	$4,204

Days in Claims Payable (1)	48	50

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2024 Financial Results

February 5, 2025
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
GAAP Net income	$251	$4.44	$216	$3.70	$1,179	$20.42	$1,091	$18.77
Adjustments:
Amortization of intangible assets	$21	$0.36	$22	$0.37	$83	$1.43	$85	$1.47
Acquisition-related expenses (1)	20	0.35	3	0.05	66	1.14	7	0.12
Other (2)	—	—	27	0.47	16	0.28	68	1.17
Subtotal, adjustments	41	0.71	52	0.89	165	2.85	160	2.76
Income tax effect	(6)	(0.10)	(13)	(0.21)	(36)	(0.62)	(38)	(0.65)
Adjustments, net of tax	35	0.61	39	0.68	129	2.23	122	2.11
Adjusted net income	$286	$5.05	$255	$4.38	$1,308	$22.65	$1,213	$20.88

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and certain integration costs.
(2)The year ended December 31, 2024 includes non-recurring litigation. The year ended December 31, 2023, reflects a non-recurring credit loss on 2022 Marketplace risk adjustment receivables due to the insolvency of an issuer in the Texas risk pool, non-recurring litigation and one-time termination benefits.
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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2024 Financial Results

February 5, 2025
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2025 GUIDANCE

	Amount	Per Diluted Share (2)
GAAP Net income	$1,251	$22.50
Adjustments:
Amortization of intangible assets	96	1.73
Acquisition-related expenses	51	0.92
Subtotal, adjustments	147	2.65
Income tax effect (1)	(36)	(0.65)
Adjustments, net of tax	111	2.00
Adjusted net income	$1,362	$24.50

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 24.1%.
(2)Computations assume approximately 55.6 million diluted weighted average shares outstanding.

Non-GAAP Financial Measures
The Company includes in this release the financial measure, “new store embedded earnings,” which is a non-GAAP measure. The term is defined as the incremental diluted earnings per share impact that we expect to achieve between 2026 and 2028 related to newly awarded but not yet commenced state Medicaid contracts, and recently closed and announced acquisitions. The incremental impact reflects the expected full-year earnings for the newly-awarded California, Iowa, Nebraska, New Mexico, Texas, and Georgia Medicaid contracts, the newly-awarded Idaho, Massachusetts, Michigan, and Ohio Medicare Duals contracts, and the California Medicare Health Plans and ConnectiCare acquisitions, not yet included in the 2025 full-year guidance issued by the Company. This measure excludes amortization of intangible assets and non-recurring costs associated with acquisitions, including various transaction and integration costs. The Company and management believe this measure is useful to investors in assessing the Company’s expected performance related to new Medicaid contracts and acquisitions, and is used internally to enable management to assess the Company’s performance consistently over time. New store embedded earnings should be considered as a supplement to, and not as a substitute for or superior to, GAAP measures. Management is unable to reconcile this measure to the growth in GAAP earnings per share, the most directly comparable GAAP measure, without unreasonable effort due to the unknown impact from the amortization of intangible assets related to recently announced acquisitions, which cannot be determined until purchase accounting valuations are completed. Non-recurring costs associated with the recently announced acquisitions are estimated at approximately $20 million.
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